Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of La-Z- Boy Incorporated of our report dated June 17, 2024 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in La- Z-Boy Incorporated’s Annual Report on Form 10-K for the year ended April 27, 2024.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
August 28, 2024